Exhibit 5.1

March 8, 2021

Eos Energy Enterprises, Inc.

Re: EOS Energy Enterprises Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to EOS Energy Enterprises, Inc.., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to (A) the issuance of up to 9,075,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including (i) up to 8,750,000 shares of Common Stock (the “Public Warrant Shares”) upon the exercise of 8,750,000 public warrants of the Company (the “Public Warrants”), each exercisable for one share of Common Stock, and (ii) up to 325,000 shares of Common Stock (the “Private Placement Shares”) upon the exercise of 325,000 warrants of the Company (the “Private Placement Warrants”), each exercisable for one share of Common Stock, and (B) the resale or distribution from time to time by the selling securityholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of (i) up to 39,696,777 shares of Common Stock (the “Selling Securityholder Shares”) and (ii) up to 325,000 Private Placement Warrants (collectively, the “Selling Securityholder Warrants”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Third Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, (ii) the Registration Statement, (iii) the Warrant Agreement, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, (iv) resolutions of the Board of Directors of the Company relating to, among other matters, the issuance of the Public Warrants, the Private Placement Warrants, the Selling Securityholder Shares and the filing of the Registration Statement and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons signing any document, the genuineness of all signatures to any document, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company) and that all such documents constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with their terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

909 Third Avenue, New York, NY 10022-4784 ∙ p:212.735.8600 ∙ f:212.735.8708 ∙ www.morrisoncohen.com

March 8, 2021

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Private Placement Warrants constituting valid and binding obligations, the laws of the State of New York. We express no opinion to the extent that the laws of any other jurisdiction are applicable to the subject matter of this opinion letter and no opinion as to compliance with any federal or state securities law, rule, or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1.  The Private Placement Warrants are legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

2.  The Public Warrant Shares and the Private Placement Shares have been duly authorized and, when issued by the Company against payment therefor in accordance with the terms of the Public Warrants and the Private Placement Warrants, respectively, will be validly issued, fully paid and non-assessable.

3.  The Selling Securityholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

The opinions above are expressed as of the date hereof, and we disclaim any responsibility to advise you of any changes in the facts stated or assumed herein or any changes in applicable law.

With regard to our opinion concerning the Private Placement Warrants constituting valid and binding obligations of the Company:

March 8, 2021

(i)  Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws that relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)  Our opinion is subject to the qualification that the availability of specific performance, an injunction, or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)  We express no opinion as to any provision of the Private Placement Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments, or other economic remedies, to the extent any such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election, or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Private Placement Warrants are severable to the extent any part thereof is determined to be invalid and unenforceable.

(iv)  We express no opinion as to whether a court would give effect to the choice of New York law or jurisdiction provided for in the Private Placement Warrants.

We express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, and/or adjustments to outstanding securities of the Company, may cause the Private Placement Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued or committed to be issued.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Morrison Cohen LLP